UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2016

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On November 3, 2016, BlueLinx Corporation, a wholly-owned subsidiary of BlueLinx Holdings Inc. (the “Company”), reached an agreement (the “Thirteenth Amendment”) with Wells Fargo Bank, National Association, and the other lenders party thereto, to amend the terms of its existing Amended and Restated Loan and Security Agreement, dated August 4, 2006, as previously amended (the “Credit Agreement”). The Thirteenth Amendment amends and modifies the Credit Agreement in certain material respects as follows:

1.	Extends the maturity date of the Credit Agreement (including the Tranche A Loan) to July 15, 2018;

2.	Reduces the revolving loan limit by $15.0 million to $335.0 million;

3.
Requires maintenance of a fixed charge coverage ratio of 1.2 to 1.0 in the event our excess availability falls below $32.5 million through March 31, 2017; and subsequently, the greater of a defined range, adjusted on a seasonal basis, of $36.0 million to $42.0 million and an amount equal to 12.5% of the lesser of (a) the sum of the borrowing base and the Tranche A Loan borrowing base or (b) the maximum credit.

4.
The Tranche A Loan limit of $16.0 million as of the end of the third quarter of fiscal 2016 shall be subject to automatic commitment reductions depending on the time of year, with the balance due and payable by July 15, 2018; provided, that all scheduled commitment reductions on or after August 1, 2017 will be subject to satisfaction of certain conditions including a minimum excess availability threshold of at least $50.0 million after giving effect to any payment required after giving effect to such reduction. If a scheduled commitment reduction is prohibited due to not satisfying those conditions, the required excess availability covenant shall be increased by the amount of any such prohibited commitment reduction.

Except as described above, all other material terms of the Credit Agreement remain unchanged. The foregoing description of the Thirteenth Amendment does not purport to be complete and is qualified in its entirety by reference to the Thirteenth Amendment, as well as the complete text of the Credit Agreement, which will be filed as Exhibit 10.1 to Form 10-Q for the Company’s third quarter ended October 1, 2016.

Item 8.01        Other Events

Additionally, the Company announced that it would release earnings for the third quarter of fiscal 2016 via conference call, as described in the press release included as an exhibit to this Form 8-K.

The information included in Item 8.01, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01     Financial Statements and Exhibits

(d)              Exhibits

Exhibit No.	Description
99.1	Press release dated November 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

Dated: November 3, 2016	By:	/s/ Shyam K. Reddy
Shyam K. Reddy
Senior Vice President, General Counsel, and Corporate Secretary